UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2016

MYLAN N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of Principal Executive Offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On February 22, 2016, Mylan N.V. (the “Company” or “Mylan”) and Mylan Inc. (the “Borrower”) entered into Amendment No. 3 (the “Revolving Amendment”) to the Revolving Credit Agreement dated as of December 19, 2014, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 1, 2015, the Additional Credit Extension Amendment dated as of June 19, 2015, and Amendment No. 2 to Revolving Credit Agreement dated as of October 28, 2015 (as further amended by the Revolving Amendment, the “Revolving Credit Agreement”), among the Borrower, the Company, certain lenders and issuing banks and Bank of America, N.A., as administrative agent. The Revolving Amendment provides that the Borrower’s proposed acquisition of Meda AB (publ.) (“Meda”) will constitute a Qualified Acquisition (as defined in the Revolving Credit Agreement) and amends the event of default provisions to provide that any “change of control” put rights under any indebtedness of any Acquired Entity or Business (as defined in the Revolving Credit Agreement) or its subsidiaries that are triggered as a result of the acquisition of any Acquired Entity or Business will not result in an event of default so long as any such indebtedness that is put in accordance with the terms of such indebtedness is paid as required by the terms of such indebtedness.

Amendment to 2014 Term Credit Agreement

On February 22, 2016, the Company and the Borrower entered into Amendment No. 3 (the “2014 Term Amendment”) to the Term Credit Agreement dated as of December 19, 2014, as amended by Amendment No. 1 to Term Credit Agreement dated as of May 1, 2015, and Amendment No. 2 to Term Credit Agreement dated as of October 28, 2015 (as further amended by the 2014 Term Amendment, the “2014 Term Credit Agreement”), among the Borrower, the Company, certain lenders and Bank of America, N.A., as administrative agent. The 2014 Term Amendment provides that the Borrower’s proposed acquisition of Meda will constitute a Qualified Acquisition (as defined in the 2014 Term Credit Agreement) and amends the event of default provisions to provide that any “change of control” put rights under any indebtedness of any Acquired Entity or Business (as defined in the 2014 Term Credit Agreement) or its subsidiaries that are triggered as a result of the acquisition of any Acquired Entity or Business will not result in an event of default so long as any such indebtedness that is put in accordance with the terms of such indebtedness is paid as required by the terms of such indebtedness.

Amendment to 2015 Term Credit Agreement

On February 22, 2016, the Company and the Borrower entered into Amendment No. 2 (the “2015 Term Amendment” and, together with the Revolving Amendment and the 2014 Term Amendment, the “Amendments”) to the Term Credit Agreement dated as of July 15, 2015, as amended by Amendment No. 1 to Term Credit Agreement dated as of October 28, 2015 (as further amended by the 2015 Term Amendment, the “2015 Term Credit Agreement” and, together with the Revolving Credit Agreement and the 2014 Term Credit Agreement, the “Credit Agreements”), among the Borrower, the Company, certain lenders and PNC Bank, National Association, as administrative agent. The 2015 Term Amendment provides that the Borrower’s proposed acquisition of Meda will constitute a Qualified Acquisition (as defined in the 2015 Term Credit Agreement) and amends the event of default provisions to provide that any “change of control” put rights under any indebtedness of any Acquired Entity or Business (as defined in the 2015 Term Credit Agreement) or its subsidiaries that are triggered as a result of the acquisition of any Acquired Entity or Business will not result in an event of default so long as any such indebtedness that is put in accordance with the terms of such indebtedness is paid as required by the terms of such indebtedness.

In accordance with the terms of the Bridge Credit Agreement dated as of February 10, 2016 (the “Bridge Credit Agreement”), among the Company, as borrower, Mylan Inc., as a guarantor, certain lenders and Deutsche Bank AG Cayman Islands Branch, as administrative agent, the Tranche B Commitments under the Bridge Credit Agreement were terminated in their entirety upon the execution of the Amendments.

The foregoing summary descriptions of the Revolving Amendment, the 2014 Term Amendment, the 2015 Term Amendment and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the Revolving Amendment, the 2014 Term Amendment and the 2015 Term Amendment, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and the terms of which are incorporated herein by reference.

Certain lenders under the Credit Agreements have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

ADDITIONAL INFORMATION

In connection with Mylan’s offer to acquire Meda (the “Offer”), an offer document will be filed with the Swedish Financial Supervisory Authority (the “SFSA”) and published by Mylan upon approval by the SFSA. In addition, Mylan expects to file certain materials with the Securities and Exchange Commission (the “SEC”), including, among other materials, a Registration Statement on Form S-4. Mylan also expects to file an EU Prospectus with the Netherlands Authority for the Financial Markets (the “AFM”) or another competent EU authority. This report is not intended to be, and is not, a substitute for such documents or for any other document that Mylan may file with the SFSA, the SEC, the AFM or any other competent EU authority in connection with the Offer. This report (including the Exhibits hereto) contains advertising materials (reclame-uitingen) in connection with the Offer as referred to in Section 5:20 of the Dutch Financial Supervision Act (Wet op het financieel toezicht). INVESTORS AND SECURITYHOLDERS OF MEDA ARE URGED TO READ ANY DOCUMENTS FILED WITH THE SFSA, THE SEC AND THE AFM OR ANY OTHER COMPETENT EU AUTHORITY CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BEFORE MAKING AN INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYLAN, MEDA AND THE OFFER. Such documents will be available free of charge through the website maintained by the SEC at www.sec.gov, on Mylan’s website at medatransaction.mylan.com or, to the extent filed with the AFM, through the website maintained by the AFM at www.afm.nl, or by directing a request to Mylan at 724.514.1813 or investor.relations@mylan.com. Any materials filed by Mylan with the SFSA, the SEC, the AFM or any other competent EU authority that are required to be mailed to Meda shareholders will also be mailed to such shareholders.

FURTHER INFORMATION

The Offer is not being made to persons whose participation in the Offer requires that an additional offer document be prepared or registration effected or that any other measures be taken in addition to those required under Swedish law (including the Nasdaq Stockholm’s Takeover Rules and the Swedish Takeover Act (the “Swedish Takeover Rules”)), Dutch law and U.S. law.

The distribution of this report in certain jurisdictions may be restricted or affected by the laws of such jurisdictions. Accordingly, copies of this report are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Therefore, persons who receive this report (including, without limitation, nominees, trustees and custodians) and are subject to the laws of any such jurisdiction will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Mylan disclaims any responsibility or liability for the violations of any such restrictions by any person.

The Offer is not being made, and this report may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the Offer, the distribution of this report or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law (including the Swedish Takeover Rules), Dutch law and U.S. law.

The acceptance period for the Offer for shares of Meda has not commenced.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Amendments included or incorporated by reference as an exhibit to this Current Report contain representations and warranties by the Borrower and the Company. Those representations and warranties were made solely for the benefit of the other parties to the Amendments and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to the Borrower and the Company if those statements prove to be inaccurate; (ii) may have been qualified in each and any of the Credit Agreements or the Amendments by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Exhibit No.	Description

10.1	Amendment No. 3, dated as of February 22, 2016, to the Revolving Credit Agreement among Mylan Inc., Mylan N.V., the lenders and issuing banks party thereto and Bank of America, N.A., as Administrative Agent, dated as of December 19, 2014

10.2	Amendment No. 3, dated as of February 22, 2016, to the Term Credit Agreement among Mylan Inc., Mylan N.V., the lenders party thereto and Bank of America, N.A., as Administrative Agent, dated as of December 19, 2014

10.3	Amendment No. 2, dated as of February 22, 2016, to the Term Credit Agreement among Mylan Inc., Mylan N.V., the lenders party thereto and PNC Bank, National Association, as Administrative Agent, dated as of July 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: February 26, 2016	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3, dated as of February 22, 2016, to the Revolving Credit Agreement among Mylan Inc., Mylan N.V., the lenders and issuing banks party thereto and Bank of America, N.A., as Administrative Agent, dated as of December 19, 2014

10.2	Amendment No. 3, dated as of February 22, 2016, to the Term Credit Agreement among Mylan Inc., Mylan N.V., the lenders party thereto and Bank of America, N.A., as Administrative Agent, dated as of December 19, 2014

10.3	Amendment No. 2, dated as of February 22, 2016, to the Term Credit Agreement among Mylan Inc., Mylan N.V., the lenders party thereto and PNC Bank, National Association, as Administrative Agent, dated as of July 15, 2015